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                                                                    EXHIBIT 4(B)

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                       TAX-SHELTERED ANNUITY ENDORSEMENT
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PURPOSE.  To conform this policy to the tax-sheltered annuity requirements of
Internal Revenue Code (the "Code") Section 403(b), any other relevant Code Sections, and applicable Internal Revenue Service regulations and rulings. If terms in this Endorsement are inconsistent with terms in the policy, the terms in the Endorsement shall prevail.

RESTRICTION ON BENEFIT PAYMENTS. Payment of benefits, which are attributable to premiums paid pursuant to a salary reduction agreement as defined in Code
Section 402(g)(3)(C), may not be made unless the employee/annuitant has: become disabled as defined in Code Section 72(m)(7), attained age 59 1/2, separated from service with the employer, died, or incurred a hardship. (No distribution of any income attributable to such contributions may be made in the case of a distribution on account of hardship.) This restriction on benefit payments applies only to payments which are attributable to policy proceeds other than those in existence on December 31, 1988.

REQUIRED DISTRIBUTION RULES:

ARTICLE I

Notwithstanding any provision of this agreement to the contrary, the distribution of an employee/annuitant's interest shall be made in accordance with the minimum distribution requirements of section 403(b)(10) and 401(a)(9) of the Code, including the incidental death benefit provisions of section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirements of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Payments must be made periodically in intervals no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of section 1.401(a)(9)-1 of the proposed regulations.

ARTICLE II

The employee/annuitant's entire interest in the policy must be distributed, or begin to be distributed, by the employee/annuitant's required beginning date, which is April 1 following the calendar year in which the employee/annuitant reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date, the employee/annuitant may elect to have the balance in the policy distributed in one of the following forms:

(a)  a single sum payment;
(b) equal or substantially equal payments over the life of the employee/annuitant;
(c) equal or substantially equal payments over the lives of the employee/annuitant and his or her designated beneficiary;
(d) equal or substantially equal payments over a specified period that may not be longer than the employee/annuitant's life expectancy;
(e) equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the employee/annuitant and his or her designated beneficiary.

ARTICLE III

If the employee/annuitant dies before his or her entire interest is distributed, the entire remaining interest will be distributed as follows:

(a) If the employee/annuitant dies on or after distributions have begun, the entire remaining interest must be distributed at least as rapidly as under the method of distribution in effect at the time of death of the employee/annuitant.
(b)  If the employee/annuitant dies before distributions have begun under
Article II above, the entire remaining interest must be distributed as elected by the employee/annuitant or, if the employee/annuitant has not so elected, as elected by the beneficiary or beneficiaries, as follows:

     (1) by December 31st of the year containing the fifth anniversary of the employee/annuitant's death; or
     (2) in equal or substantially equal payments over the life expectancy of the designated beneficiary or beneficiaries starting by December 31st of the year following the year of the employee/annuitant's death. If, however, the beneficiary is the employee/annuitant's surviving spouse, then this distribution is not required to begin before the later of December 31st of the calendar year immediately following the
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                 TAX-SHELTERED ANNUITY ENDORSEMENT (CONTINUED)
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REQUIRED DISTRIBUTION RULES (CONTINUED)

ARTICLE III (CONTINUED)

calendar year of the employee/annuitant's death, or December 31st of the calendar year in which the employee/annuitant would have attained age 70 1/2 .

Distributions under this article are considered to have begun if distributions are made on account of the employee/annuitant reaching his or her required beginning date or, if prior to the required beginning date, distributions irrevocably commence to the employee/annuitant over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the proposed regulations.

ARTICLE IV

(a) Unless otherwise elected by the employee/annuitant prior to the commencement of distributions under Article II above or, if applicable, by the surviving spouse where the employee/annuitant dies before distributions have commenced, life expectancies of an employee/annuitant or spouse beneficiary shall be recalculated annually for purposes of distributions under Article II and Article III above. (Life expectancy is computed by use of the expected return multiples in Table V and VI of section 1.72-9 of the Income Tax Regulations.)

(b) An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary shall not be recalculated. Under this approach, life expectancy will be calculated using the attained age of an individual during the calendar year in which the employee/annuitant attains age 70 1/2. Payments for the subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

ARTICLE V

An employee/annuitant may satisfy the minimum distribution requirements under sections 403(b)(10) and 401(a)(9) of the Code by receiving a distribution from one Tax-Sheltered Annuity that is equal to the amount required to satisfy the minimum distribution requirements for two or more Tax-Sheltered Annuities.

DIRECT ROLLOVER OF DISTRIBUTIONS:

(a) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this agreement to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)  Definitions:

     (1) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under sections 403(b)(10) and 401(a)(9) of the Code, and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (2) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or an annuity contract described in section 403(b) of the Code which accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
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                 TAX-SHELTERED ANNUITY ENDORSEMENT (CONTINUED)
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DIRECT ROLLOVER DISTRIBUTIONS (CONTINUED)

     (4) Direct Rollover: A direct rollover is a payment by this plan to the eligible retirement plan specified by the distributee.

(c) If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

     (1) the distributee is clearly informed that the distributee has a right to a period of at least 30 days not to elect a distribution (and, if applicable, a particular distribution option), and

     (2) the distributee, after receiving the notice, affirmatively elects a distribution.

NOT TRANSFERABLE. This policy may not be sold, assigned or pledged to anyone other than us.

NONFORFEITABLE. The interest of the employee/annuitant is nonforfeitable. This policy is for the exclusive benefit of the employee/annuitant and his or her beneficiary.

LIMITS ON CONTRIBUTIONS:

(a) Contributions to this policy shall not exceed the annual contribution limitations of section 415 of the Code or the maximum exclusion allowance prescribed by section 403(b) of the Code.

(b) Contributions made by elective deferral shall be limited to the annual elective deferral limits provided under section 402(g) of the Code.

EFFECTIVE DATE OF THIS ENDORSEMENT. This is effective on the later of January 1, 1989, or the policy date.

STATE FARM LIFE INSURANCE COMPANY



/s/ Edward B. Rust Jr.
President


/s/ Laura P. Sullivan
Secretary
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                   INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT
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The Internal Revenue Code requires certain restrictions on policy provisions to make this policy an Individual Retirement Annuity. This endorsement controls if its wording conflicts with policy wording. Changes in the Internal Revenue Code, regulations, and Revenue Rulings may require changes to be made to this endorsement. Any such changes will be sent to you.

PREMIUM PROVISIONS. Except in the case of a rollover contribution (as permitted by section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3)), or a contribution to a
Simplified Employee Pension Program, the total premiums paid for any taxable year may not exceed $2,000.

OWNER. The Annuitant is the Owner. Ownership cannot be changed or forfeited. An irrevocable beneficiary may not be named.

NOT TRANSFERABLE. You cannot transfer ownership of this policy or assign, sell, or pledge any interest in it.

REQUIRED DISTRIBUTION RULES:

ARTICLE I

Notwithstanding any provision of this agreement to the contrary, the distribution of an individual's interest shall be made in accordance with minimum distribution requirements of section 401(a)(9) of the Code, including the incidental death benefit provisions of section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Payments must be made periodically in intervals no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of section 1.401(a)(9)-1 of the proposed regulations.

ARTICLE II

The Owner's entire interest in the policy must be distributed, or begin to be distributed, by the Owner's required beginning date, which is April 1 following the calendar year in which the Owner reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date, the Owner may elect to have the balance in the policy distributed in one of the following forms:

     (a)  a single sum payment;
     (b)  equal or substantially equal payments over the life of the Owner;
     (c) equal or substantially equal payments over the lives of the Owner and his or her designated beneficiary;
     (d) equal or substantially equal payments over a specified period that may not be longer than the Owner's life expectancy;
     (e) equal or substantially equal payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Owner and his or her designated beneficiary.

ARTICLE III

If the Owner dies before his or her entire interest is distributed, the entire remaining interest will be distributed as follows:

     (a) If the Owner dies on or after distributions have begun under Article II above, the entire remaining interest must be distributed at least as rapidly as provided under Article II.

     (b) If the Owner dies before distributions have begun under Article II above, the entire remaining interest must be distributed as elected by the Owner or, if the Owner has not so elected, as elected by the beneficiary or beneficiaries, as follows:

     (1) by December 31st of the year containing the fifth anniversary of the Owner's death; or

     (2) in equal or substantially equal payments over the life expectancy of the designated beneficiary or beneficiaries starting by December 31st of the year following the year of the Owner's death. If, however, the beneficiary is the Owner's surviving spouse, then this distribution is not required to begin before the later of December 31st of the calendar year immediately following the calendar year of the Owner's death, or December 31st of the calendar year in which the Owner would have attained age 70 1/2.
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             INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT (CONTINUED)
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REQUIRED DISTRIBUTION RULES (CONTINUED)

ARTICLE III (CONTINUED)

Distributions under this article are considered to have begun if distributions are made on account of the Owner reaching his or her required beginning date or, if prior to the required beginning date, distributions irrevocably commence to the Owner over a period permitted and in an annuity form acceptable under section 1.401(a)(9) of the proposed regulations.

ARTICLE IV

(a) Unless otherwise elected by the Owner prior to the commencement of distributions under Article II above or, if applicable, by the surviving spouse where the Owner dies before distributions have commenced, life expectancies of an Owner or spouse beneficiary shall be recalculated annually for purposes of distributions under Article II and Article III above. (Life expectancy is computed by use of the expected return multiples in Table V and VI of section 1.72-9 of the Income Tax Regulations.)

(b) An election not to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary shall not be recalculated. Under this approach, life expectancy will be calculated using the attained age of an individual during the calendar year in which the Owner attains age 70 1/2. Payments for the subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

ARTICLE V

An individual may satisfy the minimum distribution requirements under sections 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use the 'alternate method' described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

EFFECTIVE DATE OF THIS ENDORSEMENT.  This is the policy date.

STATE FARM LIFE INSURANCE COMPANY



/s/ Edward B. Rust Jr.
President


/s/ Laura P. Sullivan
Secretary